SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 7, 2008
Date of Report (Date of earliest event reported)

Mogul Energy International, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

File No. 333-138806
(Commission File Number)

980461623
(I.R.S. Employer Identification No.)

520 Pike Street, Suite 2210 Seattle, Washington 98101
(Address of principal executive offices)

(206) 357-4220
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1.  Registrant's Business and Operations

None.

SECTION 2.  Financial Information

None.

SECTION 3.  Securities and Trading Markets

None.

SECTION 4.  Matters Related to Accountants and Financial Statements

None.

SECTION 5.  Corporate Governance and Management

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The board removed Mr. Sohail Kiani from his position as Executive Vice-President of Mogul Energy International, Inc. (“the Company”), effective July 3, 2008.

Mr. William Smith was appointed as a director and Chief Financial Officer (CFO) of the Company on June 19, 2008.  Mr. Smith, age 59, was appointed by the Company’s board of directors to fill the vacancy created by the resignation of departing director, Mr. Mussehl, until the Company’s next annual meeting.  Mr. Smith has not been assigned to any committees at this time and it has not yet been determined which committees he may be assigned to in the future.  Mr. Smith received the Certified Management Accountant (CMA) designation in 1991.  For the past approximately 16 years, Mr. Smith, who is a resident of Canada, has been providing treasury and financial management accounting consulting services to a variety of companies.  During this time, he has held a variety of senior financial analyst and controller positions.  He also owns an information technology company providing networked IT solutions for small businesses.  He also maintains a private tax practice.  Mr. Smith will receive CDN $4,000 per month as compensation for his officer and director positions with the Company.

SECTION 6.  [Reserved]

N/A.

SECTION 7.  Regulation FD

None.

SECTION 8.  Other Events

None.

SECTION 9.  Financial Statements and Exhibits

None.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mogul Energy International, Inc.

By:	/s/ Naeem Tyab
Name:	Naeem Tyab
Title:	President

Date: July 7, 2008